UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 8, 2018
ORIGIN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-38487	72-1192928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 South Service Road East, Ruston, Louisiana		71270
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (318) 255-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting Company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.02	Termination of Material Definitive Agreement
On June 8, 2018, Origin Bancorp, Inc. (“Origin”) redeemed all of the 48,260 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series SBLF (“SBLF Preferred Stock”), which had been issued to the United States Department of the Treasury (“Treasury”) in July 2011 as a part of the Small Business Lending Fund program.
The SBLF Preferred Stock was issued under a Securities Purchase Agreement, effective July 6, 2011, between Origin and the Treasury (“Purchase Agreement”). As a result of the redemption of the Series SBLF Preferred Stock, the Purchase Agreement was terminated.

ITEM 8.01	Other Events
As described in Item 1.02, Origin redeemed all of the 48,260 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series SBLF (“SBLF Preferred Stock”) on June 8, 2018. The aggregate redemption price of the SBLF Preferred Stock was $49,068,355, including dividends accrued but unpaid to, but not including, the redemption date. The SBLF Preferred Stock was redeemed from Origin’s surplus capital, which included the proceeds of its recently completed initial public offering, which closed on May 10, 2018, and the redemption was approved by Origin’s primary federal regulator. The redemption terminates Origin’s participation in the Small Business Lending Fund program.
On June 8, 2018, Origin also effected the conversion of 901,644 shares of its Series D preferred stock, representing all of the outstanding shares of Series D preferred stock, into shares of its common stock on a one-for-one basis. As a result of the conversion, no shares of Series D preferred stock are outstanding. The shares of common stock issued upon conversion are being issued in reliance upon the exemption from federal securities registration set forth in section 3(a)(9) of the Securities Act of 1933, as amended.
On June 8, 2018, Origin issued a press release announcing the redemption of the SBLF Preferred Stock and the conversion of its Series D preferred stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description
99.1	Press release, dated June 8, 2018, announcing redemption of SBLF Preferred Stock

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 11, 2018	ORIGIN BANCORP, INC.

By: /s/ Drake Mills
Drake Mills
Chairman, President and Chief Executive Officer